Tonner-One World Holdings, Inc @TonnerOWInc · 1m

$TONR Upcoming PR Teaser:

Wanna know why people love TONR? We're out of the box thinkers!

A private equity group has just invested $100,000 into TradeScore auto-trading platform. 66% of trading profits will go towards TONR debt reduction.

8K on this coming today and PR soon.

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